                                                                    Exhibit 99.5

Report of Independent Public Accountants

To the members of CGS and the Majority Owned Affiliates:

We have audited in accordance with generally accepted auditing standards, the financial statements of CGS and the Majority Owned Affiliates included in this registration statement and have issued our report thereon dated April 16, 2001 (except with respect to the matter discussed in Note 11, as to which the date is June 20, 2001). Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



/s/  ARTHUR ANDERSEN LLP

Orange County, California
April 16, 2001 (except with respect to the matter discussed in Note 11, as to which the date is June 20, 2001)

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000


(Amounts in thousands)
------------------------------------------------------------------------------------------------
Property Name                       Type             Location                       Encumbrances
------------------------------------------------------------------------------------------------
Autumn Ridge                        Apartment        Pasadena, CA                        $ 7,543
Beach and Lampson Pad D             Retail           Stanton, CA                             659
Bristol Bay                         Office           Newport Beach, CA                     6,985
Chrysler Building                   Office           Irvine, CA                           34,858
Columbia North East                 Retail           Columbia, SC                           --
Creekside/Riverside                 Apartment        Riverside, CA                         4,500
Marketplace                         Retail           Columbia, SC                          5,118
Northwest Corporate Ctr.            Office           Hazelwood, MO                        10,735
Pacific Spectrum                    Office           Phoenix, AZ                           5,852
Parkade Center                      Mixed            Columbia, MO                          6,053
Phoenix Van Buren Land              Dev. Land        Phoenix, AZ                           1,300
Richardson Plaza                    Retail           Columbia, SC                          4,212
Sierra Technology                   High Tech        Austin, TX                            7,404
Villa Redondo Apts.                 Apartment        Long Beach, CA                        9,291
West Florissant                     Mixed            St. Louis, MO.                        1,130
------------------------------------------------------------------------------------------------
                                                                                        $105,640
------------------------------------------------------------------------------------------------

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000



(Amounts in thousands)

                                       Initial Cost              Costs Capitalized Subsequent
                                        to Company                      to Acquisition
                                                Buildings and                     Buildings and
Property Name                      Land          Improvements        Land          Improvements
-----------------------------------------------------------------------------------------------
Autumn Ridge                      $   380          $ 5,070          $  --            $ 3,468
Beach and Lampson Pad D               475              776             --                 16
Bristol Bay                         2,894            4,192             --                343
Chrysler Building                   2,527           22,851             --              1,854
Columbia North East                    65              540             --                601
Creekside/Riverside                   980            3,732             --                103
Marketplace                         1,796            4,050             --                226
Northwest Corporate Ctr               650            5,400             --              1,404
Pacific Spectrum                      485            3,770             --                226
Parkade Center                      1,466            5,543             --                 93
Phoenix Van Buren Land              1,033             --               --               --
Richardson Plaza                    1,002            3,907             --              1,212
Sierra Technology                   1,200            4,820             --                143
Villa Redondo Apts                  3,000            5,304             --                393
West Florissant                        77              968             --                  6
-----------------------------------------------------------------------------------------------
                                  $18,030          $70,923          $  --            $10,088
-----------------------------------------------------------------------------------------------

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000




(Amounts in thousands)

                                                        GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                                     BUILDINGS AND
Property Name                                             LAND        IMPROVEMENTS           TOTAL
---------------------------------------------------------------------------------------------------
Autumn Ridge                                               380            8,538               8,918
Beach and Lampson Pad D                                    475              792               1,267
Bristol Bay                                              2,894            4,535               7,429
Chrysler Building                                        2,527           24,705              27,232
Columbia North East                                         65            1,141               1,206
Creekside/Riverside                                        980            3,835               4,815
Marketplace                                              1,796            4,276               6,072
Northwest Corporate Ctr.                                   650            6,804               7,454
Pacific Spectrum                                           485            3,996               4,481
Parkade Center                                           1,466            5,636               7,102
Phoenix Van Buren Land                                   1,033             -                  1,033
Richardson Plaza                                         1,002            5,119               6,121
Sierra Technology                                        1,200            4,963               6,163
Villa Redondo Apts.                                      3,000            5,697               8,697
West Florissant                                             77              974               1,051
---------------------------------------------------------------------------------------------------
                                                      $ 18,030         $ 81,011             $99,041
---------------------------------------------------------------------------------------------------


1. The aggregate cost for Federal Income Tax purposes as of December 31, 2000 was approximately $116,576,000.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000



(Amounts in thousands)
 -------------------------------------------------------------------------------------------------
                                 ACCUMULATED          DATE OF            DATE         DEPRECIABLE
        Property Name           DEPRECIATION       CONSTRUCTION        ACQUIRED         LIFE(4)
 -------------------------------------------------------------------------------------------------
Autumn Ridge                     $   (277)              1999            May-99         40 yrs.
Beach and Lampson Pad D               (62)              1987            Oct-97         40 yrs.
Bristol Bay                          (584)              1988            Aug-86         40 yrs.
Chrysler Building                  (4,638)              1989            Aug-93         40 yrs.
Columbia North East                  (336)              1991(5)         Feb-89         40 yrs.
Creekside/Riverside                  (336)              1991            Nov-97         40 yrs.
Marketplace                        (1,344)              1980(5)         Feb-89         40 yrs.
Northwest Corporate Ctr              (289)           1983-87(6)         Aug-98         40 yrs.
Pacific Spectrum                     (690)              1986            Dec-94         40 yrs.
Parkade Center                       (499)              1965            Nov-97         40 yrs.
Phoenix Van Buren Land               --                  N/A            Aug-97             N/A
Richardson Plaza                   (2,305)              1992(5)         Feb-89         40 yrs.
Sierra Technology                    (831)              1986            Dec-94         40 yrs.
Villa Redondo Apts                   (752)              1990            May-96         40 yrs.
West Florissant                       (77)              1964            Nov-97         40 yrs.
 -------------------------------------------------------------------------------------------------
                                 $(13,020)
 -------------------------------------------------------------------------------------------------



2. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

3. These Properties were significantly remodeled. The date of remodeling is listed under date of construction.

4. These Properties were built in multiple years. The average of these years is used to compute the age.

5.    These loans are subject to cross default and collateralization provisions.

                                           CGS AND THE MAJORITY-OWNED AFFILIATES
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000




SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION


The changes in real estate held for investment for the years ended December 31, 2000, 1999, and 1998 are as follows:

                                            Years Ended December 31,
(IN 000'S)                               2000           1999          1998
--------------------------------------------------------------------------------
Balance, beginning of the period:     $ 106,307      $  98,829      $85,371
Additions during period:
   Acquisitions                            --            6,629       12,399
   Improvements                           3,071          3,883        1,059
Deductions during period:
   Properties disposed of               (10,337)        (3,034)        --
--------------------------------------------------------------------------------
Balance, end of period:               $  99,041      $ 106,307      $98,829
--------------------------------------------------------------------------------

The changes in accumulated depreciation for the years ended December 31, 2000, 1999, and 1998 are as follows:

                                            Years Ended December 31,
(IN 000'S)                              2000         1999       1998
--------------------------------------------------------------------------------
Balance, beginning of the period:     $ 10,719      $ 8,481     $6,695
Additions during period:
   Depreciation                          2,395        2,238      1,786
Deductions during period:
   Properties disposed of                  (94)        --         --
--------------------------------------------------------------------------------
Balance, end of period:               $ 13,020      $10,719     $8,481
--------------------------------------------------------------------------------